Exhibit 99.1

For Immediate Release

Worthington Industries Closes Purchase of Western Cylinder Assets

COLUMBUS, Ohio, September 20, 2004 — Worthington Industries, Inc. (NYSE:WOR) said today that it has completed the previously announced purchase of the propane and specialty gas cylinder assets of Western Industries, Inc. on September 17, 2004.

Worthington Industries is a leading diversified metal processing company with annual sales of more than $2 billion. The Columbus, Ohio, based company is North America’s premier value-added steel processor and a leader in manufactured metal products such as metal framing, pressure cylinders, automotive past model service stampings, metal ceiling grid systems and laser welded blanks. The company employs 8,000 people and operates 61 facilities in 10 countries.

Founded in 1955, the company operates under a long-standing corporate philosophy rooted in the golden rule, with earning money for its shareholders as the first corporate goal. This philosophy, an unwavering commitment to the customer and one of the strongest employee/employer partnerships in American industry serve as the company’s foundation.

Safe Harbor Statement

The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (“the Act”). Statements by the company, which are not historical information, constitute “forward looking statements” within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those projected. Factors that could cause actual results to differ materially include risks described from time to time in the company’s filings with the Securities and Exchange Commission.

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